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                                                                  Exhibit 10.71

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                                    "A" NOTE

                                       By

                       ONE NINETY ONE PEACHTREE ASSOCIATES

                             Payable to the Order of

                            DIHC FINANCE CORPORATION

                                      dated

                             As of February 1, 1998

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                                    "A" NOTE

               FOR VALUE RECEIVED, ONE NINETY ONE PEACHTREE ASSOCIATES ("Maker"), a general partnership formed pursuant to the partnership laws of the State of Georgia, consisting of (1) DIHC PEACHTREE ASSOCIATES, a Georgia general partnership, and (2) C-H ASSOCIATES, LTD., a Georgia limited partnership, and having an address at Two Ravinia Drive, Suite 1100, Atlanta, Georgia 30346, promises to pay to DIHC FINANCE CORPORATION, its successors in interest or assigns ("Payee"), at its office at 200 Galleria Parkway, Suite 2000, Atlanta, Georgia 30339, or order, or at such other place as may be designated in writing by the holder hereof, the principal sum of ONE HUNDRED FORTY-FIVE MILLION DOLLARS ($145,000,000.00), or so much thereof as shall be advanced under this
Note in accordance with the provisions of that certain Building Loan Agreement (the "Building Loan Agreement") of even date herewith between Maker and Payee, in lawful money of the United States of America, on the date fifteen (15) years after the "Permanent Funding Date" (as defined in the Building Loan Agreement), but in no event later than February 28, 2009 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof from the date hereof at the times and at the applicable rates of interest set forth below.

               Until the Permanent Funding Date (as such term is defined in the Building Loan Agreement), interest shall be computed on the outstanding principal sum of One Hundred Forty-Five Million Dollars ($145,000,000.00), or so much thereof as shall have been advanced hereunder, at the rate of eight and one-half percent (8 1/2%) per annum. On or before the tenth (10th) day of each calendar month commencing on the first full calendar month after the date hereof through the Permanent Funding Date, Maker shall pay all accrued and unpaid interest for
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                                        2

the preceding calendar month, and on the Permanent Funding Date Maker shall pay all accrued and unpaid interest hereunder through the Permanent Funding Date. To the extent that loan proceeds are available for such purpose under the Building Loan Agreement, such payments shall be made from draws made under the Building Loan Agreement for Interim Financing Costs (as such term is defined in the Building Loan Agreement).

               After the Permanent Funding Date, this Note shall bear interest at the rate of 9.375% per annum (,the "Permanent Interest Rate"). On or before the tenth (10th) day of the second full calendar month after the Permanent Funding Date, Maker shall pay all accrued but unpaid interest for the period from the Permanent Funding Date through the end of the calendar month after the calendar month in which the Permanent Funding Date occurs. Thereafter, on or before the tenth (10th) day of each calendar month thereafter, through and including the Maturity Date, Maker shall pay all accrued and unpaid interest accruing during the preceding calendar month. Such monthly dates for payments hereunder after the Permanent Funding Date shall be referred to hereinafter as "Monthly Payment Dates". After the Permanent Funding Date, Maker shall make the following payments hereunder:

               (1) On each Monthly Payment Date through and including the fifth
(5th) anniversary of the Permanent Funding Date, interest only at the Permanent Interest Rate shall be due and payable monthly in arrears;

               (2) On each Monthly Payment Date after the fifth (5th) anniversary of the Permanent Funding Date through and including the Maturity Date, principal and accrued interest shall be due and payable monthly in equal installments of principal and interest sufficient to cause
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the amortization and payment in full of the entire principal balance outstanding as of said fifth (5th) anniversary of the Permanent Funding Date over a period of 360 months.

               (3) On the Maturity Date, the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable.

               Maker shall make all payments required under this Note to the registered holder of this Note as reflected on the books and records of Maker. Maker shall be required to recognize a new owner of this Note as the new registered holder of this Note only if the transfer of the ownership interest in the Note has been disclosed to Maker in a written notice executed by the last registered holder as reflected in the books and records of Maker. In such case Maker shall either make an entry on its books and records identifying the new owner of such interest or, if a new holder surrenders this Note to Maker, Maker shall either reissue this Note to the new holder or issue a new instrument to the new holder containing terms and provisions identical to this Note.

               Each payment received by Payee on account of this Note shall be applied in the following order of priority: first, to the curing of any default (including late charges) hereunder, under the Building Loan Agreement during the term thereof or under that certain First Deed to Secure Debt and Security Agreement and Assignment of Leases and Rents (the "Mortgage") of even date herewith, made by Maker to Payee to secure the payment of this Note or under any other document executed by Maker pursuant to the terms of this Note, the Building Loan Agreement, the Mortgage, the "B" Note (as hereinafter defined) or the "B" Mortgage (as hereinafter defined) as security for this Note (all such documents and agreements referred to
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collectively hereinafter as the "Loan Documents"); second, to interest accruing at the applicable interest rate on the outstanding principal balance hereof since the immediately preceding Monthly Payment Date; and third, to the outstanding principal balance hereof.

               If the date on which any payment due hereunder is due and payable falls on a Saturday, Sunday or legal holiday, then such payment shall be due and payable on the next succeeding business day.

               If any portion of any payment due hereunder (other than at maturity) is not paid on the date on which it is due, Maker shall pay to Payee, in addition to all amounts otherwise due and payable under this Note, an amount equal to two percent (2%) of the unpaid portion of such payment as a late payment charge, and such amount shall be secured by the Mortgage.

               Upon (i) Payee notifying Maker of any monetary default hereunder, or under that certain "B" Construction Note (the ""B" Note") of even date herewith executed by Maker in favor of Payee, or under that certain Second Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents securing the "B" Note (the ""B" Mortgage"), or under any of the Loan Documents, and the continuance of such monetary default for a period of twenty (20) days after the delivery of such written notice of default by Payee to Maker (the "Event of Default") or (ii) Payee notifying Maker of any non-monetary default hereunder, under the "B" Note, the "B" Mortgage or any of the Loan Documents, and the continuance of such default for a period of sixty (60) days after delivery of such written notice of default by Payee, (or, if such non-monetary default is of the type that cannot be cured in such period of time, then such additional period of time as is necessary to cure same, provided Maker promptly commences to cure same and
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thereafter diligently and continually prosecutes to completion the cure of same)
(the "Event of Default"), Maker, at the option of Payee, shall pay the principal and interest remaining due and unpaid hereunder in accordance with the terms hereof and of the Mortgage, together with all costs and expenses incurred in connection with the collection or attempted collection hereof and the protection of the security hereof or thereof, including attorneys' fees actually incurred and reasonably set, whether or not suit is instituted. Interest shall accrue on past due amounts from the date of any Event of Default at the "Involuntary Rate" (as hereinafter defined) compounded monthly until the date such past due amounts together with such interest at the Involuntary Rate are paid. The "Involuntary Rate" shall be:

               (1) for any advances, disbursements or moneys advanced by Payee in accordance with the terms of this Note, the Mortgage, the Building Loan Agreement or the other Loan Documents in furtherance of protecting the security hereof or thereof or for any monetary defaults set forth in clause (i) of this paragraph but prior to any acceleration by Payee of the debt evidenced by this Note, an annual rate equal to five percent (5%) per annum in excess of the rate announced from time to time by Trust Company Bank, Atlanta, Georgia as its prime rate (regardless of whether such rate is actually charged to any particular customer or group of customers), on the past due amount or the amount so advanced, as the case may be, but in no event in excess of the then applicable maximum lawful rate;

               (2) in the event the principal amount of this Note and all interest due hereunder is accelerated by Payee in accordance with terms of this Note or the Mortgage, an annual rate computed from the date of such acceleration equal to the greater of (i) fifteen percent
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(15%) per annum or (ii) five percent (5%) per annum in excess of the rate announced from time to time by Trust Company Bank, Atlanta, Georgia as its prime rate (regardless of whether such rate is actually charged to any particular customer or group of customers), on the principal and all interest and the amounts then due and payable, but in no event in excess of the then applicable maximum lawful rate.

               Except as may be specifically set forth herein to the contrary, Maker (i) waives and renounces any and all exemption rights and the benefit of all valuation and appraisal privileges as against the indebtedness evidenced hereby or any renewal or extension thereof except as set forth in the Mortgage,
(ii) waives demand, protest, notice of nonpayment, and any and all lack of diligence or delays in the collection or enforcement hereof, and (iii) expressly consents to any extension of time, release of any of the security for this Note, acceptance of other security therefor, or any other indulgence or forbearance whatsoever by Payee, any one or all of which may be made without notice to Maker or any other party.

               On or after the Permanent Funding Date, Maker and Payee shall execute and deliver an estoppel letter confirming the principal amount of this Note as of such Date and, at the request of Payee, Maker shall execute and deliver a note in replacement of this Note (upon surrender by Payee to Maker of this Note) setting forth the then holder of this Note and the principal amount of this Note then outstanding in the form and substance of this Note except that the terms hereof relating to the period prior to the Permanent Funding Date which are no longer applicable shall be deleted. Any failure of Maker to execute such replacement note complying with the above within thirty (30) days after delivery by Payee of a request therefor, accompanied
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by such replacement note, shall be a default under this Note but shall in no event affect the validity of this Note.

               This note may not be prepaid in whole or in part prior to the Maturity Date except this Note may be prepaid (i) in whole or in part in the case of a prepayment upon the application of condemnation proceeds, casualty insurance proceeds and proceeds from recoveries under title insurance policies as provided in the Mortgage, or a prepayment of one-half of the "Unused Construction Funds" (as defined in the Building Loan Agreement) as required by the terms of the Building Loan Agreement, or (ii) during the six (6) month period immediately preceding the Maturity Date, or (iii) upon the sale or other disposition by Maker of its entire interest in the Premises, as defined in the Mortgage .In the case of any prepayment under clause (ii) or clause (iii) of the preceding sentence, a prepayment in full (but not in part) shall be permitted provided that Maker shall give thirty (30) days' prior written notice to Payee and shall pay a prepayment premium calculated as follows: from the Permanent Interest Rate there shall be subtracted the interest yield rate, as published in The Wall Street Journal on the Monthly Payment Date immediately preceding the prepayment date, for United States Treasury Notes or Bonds maturing on a date closest to the Maturity Date (the "Treasury Note Rate"). If two or more Treasury Notes or Bonds mature on the applicable date, then the average of all such Notes or Bonds shall be used. If The Wall Street Journal is not published on the Monthly Payment Date immediately preceding the date of prepayment, then the next published issue of The Wall Street Journal shall be used, provided that if The Wall Street Journal ceases to publish the interest yield rates described above or if there is a suspension of publication of The Wall Street Journal extending
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from the Monthly Payment Date immediately preceding the date of prepayment through the date of prepayment, then any alternate source for determining such rates which the holder hereof may reasonably designate shall be used. The resulting percentage rate is hereinafter referred to as the "Spread Rate". The prepayment premium payable hereunder shall be equal to the net present value (based upon a discount rate equal to the Treasury Note Rate) of the total amount of interest which would be earned if the principal amount to be prepaid were invested at the Spread Rate until the Maturity Date. In no event shall this Note be prepayable unless the indebtedness evidenced by the "B" Note is also paid in full at or before the prepayment hereof. If the Treasury Note Rate is equal to or exceeds the Permanent Interest Rate, the prepayment premium shall be zero.

               Upon any Event of Default hereunder, and following any acceleration by Payee of the obligation to pay the entire outstanding principal balance hereof and all accrued and unpaid interest hereon, a tender (the "Tender") of payment of the principal and interest remaining due and unpaid hereunder, made by Maker or anyone on behalf of Maker at any time at or prior to foreclosure or mortgagee's sale, shall constitute an evasion of the payment terms hereof and shall be deemed to be a voluntary prepayment and such payment, to the extent permitted by law, shall include a prepayment premium in an amount calculated as set forth in the immediately preceding paragraph. Notwithstanding anything herein to the contrary, this Note shall be prepaid, in whole or in part without premium or penalty, from any recoveries under title insurance policies covering the Premises or from any undisbursed insurance proceeds and condemnation awards required by the terms of the Mortgage to be applied on the indebtedness evidenced by this Note.
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               The parties hereto have intended in good faith to comply with all applicable usury and interest rate disclosure laws. Notwithstanding anything to the contrary contained in this Note or any of the other Loan Documents, Maker shall not be obligated to pay interest at a rate which would subject Payee to either criminal or civil liability. If, by the terms of this Note or any of the other Loan Documents, Maker is ever obligated to pay interest on the principal balance hereof in an amount or at a rate in excess of the applicable lawful maximum, then the interest due to Payee shall be immediately and automatically reduced to such maximum, the interest payable shall be computed at such maximum rate, and all prior interest payments in excess of such lawful maximum shall be immediately and automatically applied, and shall be deemed to have been treated as having been applied at the time of receipt, in reduction of the principal balance due under this Note.

               No delays on the part of Payee in exercising any right hereunder or under the Building Loan Agreement, the "B" Note, the Mortgage, the "B" Mortgage or any of the other Loan Documents shall operate as a waiver thereof or preclude the exercise thereof at any time during the continuance of any default of which Payee has given written notice to Maker or during the continuance of a subsequent default of which Payee has given written notice to Maker.

               Notwithstanding any other provision of this Note or any of the Loan Documents, neither the obligation of Maker to pay the debt evidenced by this Note and the Mortgage nor the obligation of Maker to perform any covenant or agreement contained in this Note, the Mortgage, or any of the other Loan Documents shall be enforced by any action or proceeding wherein or whereby damages or any money judgment shall be sought against Maker or any of its partners or
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officers, shareholders, directors or partners of such partners (direct or indirect), except a foreclosure or other action against the Premises, and any judgment in any such foreclosure or other action shall be enforceable against Maker only to the extent of its interest in such Premises and the income therefrom after an Event of Default has occurred, and no deficiency or other personal judgment shall be rendered or entered against Maker or any of its partners or officers, directors, shareholders or partners of such partner (direct or indirect) in such foreclosure or other action. Nothing in this paragraph shall, however, (1) be deemed to affect the priority of the lien and security title created by the Mortgage, (2) impair the right of Payee to accelerate the maturity of this Note (or to avail itself of its other rights and remedies against the Premises and Maker's interest therein) upon an Event of Default under this Note, the Mortgage or any other Loan Documents, or (3) relieve Maker of any of the covenants or obligations set forth in this Note, the Mortgage or the other Loan Documents subject, however, to the limitations on personal liability set forth above.

               This Note may not be modified or terminated orally.

               This Note has been delivered in Atlanta, Georgia and shall be construed and enforced in accordance with the laws of the State of Georgia.

               The property encumbered by the Mortgage is located in the City of Atlanta, Georgia.

               Any and all notices, approvals, requests and other communications to be given hereunder shall be served and delivered in the manner set forth in the Mortgage.
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               IN WITNESS WHEREOF, Maker his executed this Note under seal as of the lst day of February, 1988.

MAKER:                       ONE NINETY ONE PEACHTREE ASSOCIATES,
                             a Georgia general partnership, by its two general partners

                             By: C-H Associates, Ltd., a Georgia limited partnership, by its two general partners

                                    By: Hines Peachtree Associates I
                                        Limited Partnership, a Georgia
                                        limited partnership, by its two general
                                        partners

                                        By:     /s/ Gerald D. Hines   (SEAL)
                                             -----------------------
                                               Gerald D. Hines
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                             By:    Hines Atlanta Corporation,
                                    a Georgia corporation

                                    By:     /s/ Gerald D. Hines
                                           ------------------------
                                            Gerald D. Hines,
                                            President

                                    Attest: /s/ David McGinnis
                                           ------------------------
                                            David McGinnis,
                                            Assistant Secretary

                                            [CORPORATE SEAL]

                             By: Cousins Real Estate Corporation, a Georgia corporation

                                    By:     /s/ Vipin L. Patel
                                           ------------------------
                                           Vipin L. Patel,
                                           Executive Vice President

                                    Attest: /s/ Robert P. Hunter, Jr.
                                           ------------------------
                                           Robert P. Hunter, Jr.,
                                           Secretary

                                             [CORPORATE SEAL]
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                                       13

                             By:    DIHC Peachtree Associates, a Georgia
                                    general partnership, by its two general
                                    partners

                                    By:    DIHC Peachtree, Inc., a Georgia
                                           corporation

                                           By:     /s/ Herman A. Vonhof
                                                  -------------------------
                                                  Herman A. Vonhof,
                                                  President

                                           Attest: /s/ Charles W. Strawser, Jr.
                                                  -------------------------
                                                  Charles W. Strawser, Jr..
                                                  Vice President

                                                         [CORPORATE SEAL]

                                    By:    DIHC Atlanta, Inc., a Georgia
                                           corporation

                                           By:     /s/ Herman A. Vonhof
                                                  -------------------------
                                                  Herman A. Vonhof,
                                                  President

                                           Attest: /s/ Charles W. Strawser, Jr.
                                                  -------------------------
                                                  Charles W. Strawser, Jr.,
                                                  Vice President

                                                         [CORPORATE SEAL]
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                          ASSIGNMENT OF LOAN DOCUMENTS

                                 (191 PEACHTREE)

               FOR VALUE RECEIVED, DIHC FINANCE CORPORATION, a Georgia corporation having an office at Suite 2000, 200 Galleria Parkway, Atlanta, Georgia ("Assignor"), has this day granted, bargained, sold, assigned, transferred and set over unto STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIKJE EN MAATSCHAPPELIKJE BELANGEN, a foundation formed according to the laws of The Netherlands, having an office at Kroostweg Number 149, Zeist, The Netherlands ("Assignee"), all of Assignor's right, title, and interest in, to and under (i) that certain "A" Note (the "Note") in the principal amount of One Hundred Forty-Five Million and No/100 Dollars ($145,000,000.00), dated February 1, 1988, made by One Ninety One Peachtree Associates, a Georgia general partnership ("Borrower"), payable to the order of Assignor (the "Note"), (ii) that certain First Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents, dated as of February 1, 1988 from Borrower to Assignor, recorded in Deed Book 11305, Page 196 in the Fulton County, Georgia public records, as the same has been heretofore amended (as amended, the "Mortgage"), and those certain documents evidencing, securing or otherwise relating to the loan evidenced by the Note that are described on Exhibit A attached hereto and made a part hereof (the Note, the Mortgage and such other documents described on Exhibit A are herein referred to collectively as the "Loan Documents").

               TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, without recourse, from and after the date hereof.

               AND Assignor covenants that as of the effective date of this instrument the outstanding balance of principal and interest under the Note was $145,000,000.00.

               IN WITNESS WHEREOF, Assignor has caused this instrument to be executed effective as of the 1st day of March, 1993.

Signed and Sealed in                         DIHC FINANCE CORPORATION,
the Presence of:                             a Georgia corporation

 /s/                                         By:      /s/ Barrington H. Branch
----------------------------                      ------------------------------
Witness                                              Name: Barrington H. Branch
                                                     Title:   President

 /s/ Susan L. Bonds
----------------------------
Notary Public                                Attest:  /s/ C. Lowell Ball
                                                     ---------------------------
                                                     Name:  C. Lowell Ball
My commission expires:                               Title:   Secretary
_______________________
[NOTARY SEAL]                                        [CORPORATE SEAL]
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                                    EXHIBIT A

                               "A" LOAN DOCUMENTS

                                                                  Closing Binder
                                                                       Tab No.

"A" Note in the original principal amount of $145,000,000                 22
Agreement Regarding Interest and Charges                                  24
First Deed to Secure Debt, Security Agreement and Assignment of Leases 25 and Rents, recorded in Deed Book 11305, Page 196, Fulton County,
Georgia records
First Amendment to First Deed to Secure Debt, Security Agreement and 26 Assignment of Leases and Rents, recorded in Deed Book 11321, Page 88, aforesaid Records
Second Amendment to First Deed to Secure Debt, Security Agreement         27
and Assignment of Leases and Rents, recorded in Deed Book 11485,
Page 276, aforesaid Records
UCC Financing Statement File No. 690932, aforesaid Records, between       31
One Ninety One Peachtree Associates Debtor, and DIHC Finance
Corporation, Secured Party
UCC Financing Statement File No. 691564, aforesaid Records, between       32
One Ninety One Peachtree Associates, Debtor, and DIHC Finance
Corporation, Secured Party, as amended
UCC Financing Statement File No. 88-01703, DeKalb County, Georgia         34
Records, between One Ninety One Peachtree Associates, Debtor, and
DIHC Finance Corporation, Secured Party, as amended
Lawyers Title Insurance Corporation Mortgagee's Title Insurance Policy
No. 82-01-945001, as endorsed                                             50